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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 Interland, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)



                  Georgia                                  58-1632664
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   (State of Incorporation or Organization)             (I.R.S. Employer
                                                       Identification no.)

101 Marietta Street, Suite 200, Atlanta, Georgia               30303
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  (Address of Principal Executive Offices)                   (Zip Code)


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
If this form relates to the registration of a     If this form relates to the registration of a
class of securities pursuant to Section 12(b)     class of securities pursuant to Section 12(g)
of the Exchange Act and is effective              of the Exchange Act and is effective
pursuant to General Instruction (A).(c),          pursuant to General Instruction A.(d), please
please check the following box. [ ]               check the following box. [X]
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
Securities Act registration statement file number to which this form relates:      333-32556
                                                                              ------------------
                                                                                (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                     Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered
     -------------------                     ------------------------------


             N/A
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Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
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                                (Title of Class)

                         Preferred Stock Purchase Rights
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                                (Title of Class)


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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              The classes of securities to be registered hereby are the common stock, no par value per share, (the "Common Stock"), of Interland, Inc. (the "Registrant"), and the associated rights to purchase Series B Participating Cumulative Preferred Stock of the Registrant (the "Rights"). A description of the Common Stock and the Rights is set forth in the information under the heading "Description of Capital Stock" contained in the Registrant's Prospectus which forms a part of the Registration Statement on Form S-1 (Registration No. 333-32556), filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission on March 15, 2000, as subsequently amended, which information is incorporated herein by reference.


ITEM 2.       EXHIBITS.

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
              II.3.1(a)    Amended and Restated Articles of Incorporation of the
                           Registrant dated October 5, 1999 (incorporated herein by reference to Exhibit 3.1(a) to the Registration
                           Statement).

              II.3.1(b)    Articles of Amendment of the Registrant dated
                           December 2, 1999 (incorporated herein by reference to Exhibit 3.1(b) to the Registration Statement).

              II.3.1(c)    Articles of Amendment of the Company dated December
                           23, 1999 (incorporated herein by reference to Exhibit
                           3.1(c) to the Registration Statement).

              II.3.1(d)    Articles of Amendment of the Registrant dated March
                           14, 2000 (incorporated herein by reference to Exhibit
                           3.1(d) to the Registration Statement).

              II.3.1(e)    Articles of Amendment of the Company dated May 9,
                           2000 (incorporated herein by reference to Exhibit
                           3.1(e) to the Registration Statement).

              II.3.2(a)    Bylaws of the Registrant (incorporated herein by
                           reference to Exhibit 3.2(a) to the Registration
                           Statement).

              II.3.2(b)    Amendment to Bylaws of the Registrant (incorporated
                           herein by reference to Exhibit 3.2(b) to the Registration Statement).

              II.4.1 Form of Certificate for Common Stock of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

              II.10.13 Interland, Inc. Shareholder Rights Plan (incorporated herein by reference to Exhibit 10.13 to the Registration Statement).
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    INTERLAND, INC.


Date:  July 21,  2000                      By:  /s/  H. Christopher Covington
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                                           H. Christopher Covington
                                           Senior Vice President